UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 3, 2008

Transdel Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52998	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 Executive Square, Suite 485 La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 457-5300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In September 2008, Transdel Pharmaceuticals, Inc. (the “Company”) announced that the first patient had been enrolled in its Phase 3 clinical trial for Ketotransdel™. The clinical trial is well underway and is being executed by Cato Research Ltd. With the Company’s Phase 3 clinical trial moving from the planning and development stage to the execution stage, the Company and Paul Finnegan, M.D., M.B.A., F.R.C.P.C., have agreed that Dr. Finnegan will transition from the Company’s Chief Medical Officer and Chief Operating Officer to a consultant of the Company. The effective date of Dr. Finnegan’s transition will be November 17, 2008. Dr. Finnegan’s transition from a full time employee and officer of the Company to a consultant did not result from any disagreement between Dr. Finnegan and the Company or its Board of Directors. The Company and Dr. Finnegan are currently negotiating the terms of his consulting agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Transdel Pharmaceuticals, Inc.

Date: November 7, 2008	By:	/s/ John T. Lomoro
John T. Lomoro
Chief Financial Officer